Exhibit 31.4

CERTIFICATIONS

I, E. Clinton Cain, certify that:

1.	I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q/A of Regional Health Properties, Inc.;
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

June 22, 2020	By	/s/ E. Clinton Cain
Interim Chief Financial Officer, Senior Vice President and Chief Accounting Officer